Exhibit 99.1

                          LONDON FINANCIAL CORPORATION
                               2 East High Street
                               London, Ohio 43140
                                 (614) 852-0787

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the 1998 Annual Meeting of Shareholders of London Financial Corporation ("LFC") will be held at the office of The Citizens Loan & Savings Company, 2 East High Street, London, Ohio 43140, on January 22, 1998, at 10:00 a.m., Eastern Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

          1.   To re-elect four directors of LFC for terms expiring in 2000;

          2. To ratify the selection of Grant Thornton LLP as the auditors of LFC for the current fiscal year; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of LFC of record at the close of business on December 5, 1997, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                         By Order of the Board of Directors





                                         John J. Bodle, President


London, Ohio
December 11, 1997

                          LONDON FINANCIAL CORPORATION
                               2 East High Street
                               London, Ohio 43140
                                 (614) 852-0787

                                 PROXY STATEMENT

                                     PROXIES

     The enclosed Proxy is being solicited by the Board of Directors of London Financial Corporation, an Ohio corporation ("LFC"), for use at the 1998 Annual Meeting of Shareholders of LFC to be held at the office of The Citizens Loan & Savings Company ("Citizens"), 2 East High Street, London, Ohio 43140, on January 22, 1998, at 10:00 a.m., Eastern Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder by execution of a later dated proxy which is received by LFC before the Proxy is exercised or by giving notice of revocation to LFC in writing or in open meeting before the Proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a proxy.

     Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

        FOR the re-election of John I. Andrix, Rodney A. Bell, John J. Bodle, and Shirley C. Hansgen as directors of LFC for terms expiring in 2000; and

        FOR the ratification of the selection of Grant Thornton LLP ("Grant Thornton") as the auditors of LFC for the current fiscal year.

     Proxies may be solicited by the directors, officers and other employees of LFC and Citizens, in person or by telephone, telegraph or mail only for use at the Annual Meeting. Such proxies will not be used for any other meeting. The cost of soliciting proxies will be borne by LFC.

     Only shareholders of record as of the close of business on December 5, 1997 (the "Voting Record Date"), are entitled to notice of and to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned. LFC's records disclose that, as of the Voting Record Date, there were 510,160 votes entitled to be cast at the Annual Meeting.

     This Proxy Statement is first being mailed to shareholders of LFC on or about December 18, 1997.


                                  VOTE REQUIRED

Election of Directors

     Under Ohio law and LFC's Code of Regulations (the "Regulations"), the four nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified in the enclosed Proxy. If the enclosed Proxy is signed and dated by the shareholder, but no vote is specified thereon, the shares held by such shareholder will be voted FOR the re-election of the four nominees. Shareholders may not cumulate their votes in the election of directors.

Ratification of Selection of Auditors

     The affirmative vote of the holders of a majority of the shares of LFC represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Grant Thornton as the auditors of LFC for the current fiscal year. Generally, shares which are held by a nominee for a beneficial owner and which are represented in person or by proxy at the Annual Meeting, but not voted with respect to the ratification of the selection of Grant Thornton ("Non-votes"), will have the same effect as votes against the approval of such ratification, as will abstentions. If, however, shares are represented at the Annual Meeting by a shareholder who signed and dated a proxy in the form of the enclosed Proxy, but who did not vote on the ratification of the selection of Grant Thornton by marking the appropriate block on the Proxy, such shares will be voted FOR the ratification of the selection of Grant Thornton and will not be considered Non-votes.


   VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the only person known to LFC to own beneficially more than five percent of the outstanding common shares of LFC as of December 10, 1997:

                                   Amount and Nature of          Percent of
    Name and Address               Beneficial Ownership      Shares Outstanding
    First Bankers Trust, N.A.
    1201 Broadway                       42,320 (1)                  8.3%
    Quincy, Illinois 62301
----------------------------

(1) Consists of shares held by First Bankers Trust, N.A., as the trustee for the London Financial Corporation Employee Stock Ownership Plan (the "ESOP").


     The following table sets forth certain information with respect to the number of common shares of LFC beneficially owned by each director of LFC and by all directors and executive officers of LFC as a group as of December 10, 1997:

                                               Amount and Nature of                      Percent of
Name and Address (1)                         Beneficial Ownership (2)                Shares Outstanding
--------------------                         ------------------------                ------------------
John I. Andrix                                       41,221 (3)                             8.08%
Rodney A. Bell                                       20,000 (4)                             3.92
John J. Bodle                                        20,187 (5)                             3.95
Donovan D. Forrest                                    2,000                                 0.39
Edward D. Goodyear                                   44,096 (3)(6)                          8.64
Shirley C. Hansgen                                    3,155 (7)                             0.61
Kennison A. Sims                                     43,160 (3)(8)                          8.46
All directors and executive officers
   as a group (9 people)                            132,980                                26.06

-----------------------------

(1) Each of the persons listed on this table may be contacted at the address of LFC.

(2) The beneficial owner has sole voting and investment power unless otherwise indicated.
(Footnotes continued on next page.)



                                       2

(3) Includes 21,160 shares held by The Citizens Loan & Savings Company Management Recognition and Retention Plan and Trust, with respect to which Messrs. Andrix, Goodyear and Sims have shared voting power as Trustees. Such shares are counted only once in determining the number of shares owned by all directors and executive officers of LFC as a group.

(4)  Mr. Bell shares voting and investment power over such shares with his wife.

(5) Includes 10,895 shares with respect to which Mr. Bodle shares voting and investment power with his wife and 811 shares owned by Mr. Bodle's wife.

(6) Includes 10,832 shares with respect to which Mr. Goodyear shares voting and investment power with his wife and 1,650 shares owned by Mr. Goodyear's wife.

(7)  Includes 1,430 shares owned by Ms. Hansgen's husband.

(8) Includes 6,775 shares with respect to which Mr. Sims shares voting and investment power with his wife.


                              ELECTION OF DIRECTORS

     The Regulations provide for a Board of Directors consisting of seven persons divided into two classes. In accordance with Section 2.02 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of LFC by the later of the December 1st immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of LFC owned either beneficially or of record by each such nominee and the length of time such shares have been so owned.

     The Board of Directors proposes the re-election of the following persons to serve until the Annual Meeting of Shareholders in 2000 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death:

                                                                    Director of
Name                      Age (1)        Positions Held            LFC Since (2)
----                      -------        --------------           -------------
John I. Andrix              50           Director                          1996
Rodney A. Bell              78           Director                          1996
John J. Bodle               50           Director and President            1996
Shirley C. Hansgen          46           Director                          1997


------------------------------

(1)  As of December 1997.

(2) With the exception of Ms. Hansgen, each director became a director in 1995 at the time of the formation of LFC in connection with the conversion of Citizens from mutual to stock form (the "Conversion"). Ms. Hansgen was appointed by the Board of Directors in 1997 to fill a vacancy created by the death of George O. Matthewson.

If any nominee is unable to stand for election, any proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

     The following directors will continue to serve as directors of LFC after the Annual Meeting for the terms indicated:

                                                                   Director of
Name                     Age (1)     Position(s) Held            LFC since (2)             Term Expires
----                     -------     ----------------            -------------             ------------
Donovan D. Forrest           48          Director                     1997                     1999
Edward D. Goodyear           50          Director                     1996                     1999
Kennison A. Sims             45          Director                     1996                     1999


-----------------------------

(1)  As of December 10, 1997.

(2) Mr. Goodyear became a director in 1995, at the time of the formation of LFC in connection with the Conversion. Mr. Sims was appointed in May 1996 by the Board of Directors to fill a vacancy on the Board of Directors created in 1996 by the resignation of Mary Goodyear. Mr. Forrest was appointed in September 1997 by the Board of Directors to fill a vacancy created in 1997 by the resignation of Donald E. Forrest.

     Mr. John I. Andrix. Mr. Andrix has been the President and owner of Andrix & Company, a general insurance agency located in Madison County, Ohio, since 1974.

     Mr. Rodney A. Bell. From 1958 to 1986, Mr. Bell owned and operated Rod-Bell Ford, an automobile dealership in London, Ohio, sold to Buckeye Ford in 1986. Since 1986, Mr. Bell has been a salesman at Buckeye Ford.

     Mr. John J. Bodle. Mr. Bodle has been the President of LFC since 1995 and the President of Citizens since 1991. Mr. Bodle has been an employee of Citizens since 1986.

     Mr. Donovan D. Forrest. For the past 18 years, Mr. Forrest has been the President of Forrest Trucking Company, West Jefferson and London, Ohio.

     Mr. Edward D. Goodyear. Mr. Goodyear is a Certified Public Accountant who has practiced in London, Ohio, since 1971. Since 1974, Mr. Goodyear has been the Assistant Treasurer of The Dispatch Printing Company, publisher of The Columbus Dispatch newspaper.

     Ms. Shirley C. Hansgen. Ms. Hansgen is an attorney at law and has been practicing in Madison County, Ohio for the past 18 years..

     Mr. Kennison A. Sims. Mr. Sims has been the owner-operator of The Sims Construction Company, London, Ohio, since 1976.

Meetings of Directors

     The Board of Directors of LFC met 13 times for regularly scheduled and special meetings during the fiscal year ended September 30, 1997. With the exception of Mr. Forrest, who joined the Board of Directors in September 1997, and Ms. Hansgen, each director attended at least 75% of the aggregate of such meetings and all meetings of committees of the Board of Directors of which such director was a member.

Committees of Directors

     The Board of Directors of LFC has an Audit Committee and a Stock Option Plan Committee, but no separate nominating or compensation committees.

     The members of the Audit Committee are Messrs. Bell and Goodyear and Ms. Hansgen. The Audit Committee is responsible for auditing teller boxes, reviewing and reporting to the full Board of Directors on the independent audits of LFC and reviewing loan files for regulatory compliance and adherence to the lending policies of Citizens. The Audit Committee met six times during the fiscal year ended September 30, 1997.

     The members of Stock Option Plan Committee are Messrs. Andrix, Goodyear and Sims. The Stock Option Plan Committee administers the London Financial Corporation 1997 Stock Option and Incentive Plan (the "Stock Option Plan") and determines the number of shares to be covered by options granted to the officers and employees of LFC and Citizens pursuant to the Stock Option Plan. The Stock Option Plan Committee met one time during the fiscal year ended September 30, 1997.


                               EXECUTIVE OFFICERS

     In addition to Mr. Bodle, the President of both LFC and Citizens, the following persons are executive officers of LFC and Citizens and hold the designated positions:

Name                 Age (1)           Position(s) Held
Joyce E. Bauerle        45             Vice President and Treasurer of
                                       Citizens and Treasurer of LFC
Rebecca A. Lohr         40             Secretary of LFC and Citizens




-----------------------------

(1)  As of December 1997.

     Ms. Joyce E. Bauerle. Ms. Bauerle has served as a Vice President of Citizens since January 1996 and has served as the Treasurer of Citizens since 1981 and as Treasurer of LFC since LFC's incorporation in October 1995.

     Ms. Rebecca A. Lohr. Ms. Lohr has served as the Secretary of Citizens for the past six years and as the Secretary of LFC since October 1995.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

         No executive officer of LFC or Citizens received compensation in excess of $100,000 during the fiscal year ended September 30, 1997. The following table sets forth the compensation paid to John J. Bodle, the President of LFC and Citizens, for the fiscal years ended September 30, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE
                       -----------------------------------
                                      Annual compensation              Long term compensation              All other
                                                                                                      compensation (3)
                           ----------------------------------------------------------------------------------------------
                                                                               Awards
                                                              ------------------------------------------
Name and principal           Fiscal                                Restricted          Securities
position                      Year    Salary ($)   Bonus ($)    stock awards ($)       underlying
                                                                                    options/SARs (#)
--------------------------------------------------------------------------------------------------------------------------
John J. Bodle                 1997     $59,500      $11,500         $79,350 (1)         $13,225 (2)          $14,414
President                     1996       55,530      10,725               -                   -                8,400
--------------------------------------------------------------------------------------------------------------------------


Footnotes on next page

                                       5

(1) On January 30, 1997, Mr. Bodle was awarded 5,290 common shares pursuant to the MRP. Mr. Bodle paid no consideration for such shares. Such shares will become earned and nonforfeitable at the rate of one-fifth per year on the anniversary of the date of the award, beginning on January 30, 1998, assuming continued employment with or service on the Board of Directors of Citizens. The market price of LFC's shares on January 30, 1997, determined by reference to the closing bid for LFC's shares on the Nasdaq SmallCap Market ("Nasdaq") on such date, was $15.00 per share. The aggregate market value of the shares awarded to Mr. Bodle under the MRP, as of such date, was $79,350. By reference to the closing bid for LFC's shares on Nasdaq on September 30, 1997, the shares which have been awarded to Mr. Bodle under the MRP had an aggregate market value of $82,987 on such date. Dividends and other distributions paid on such shares and earnings on such dividends and distributions will be distributed to Mr. Bodle according to the vesting schedule.

(2) Represents the number of common shares of LFC underlying options granted to Mr. Bodle pursuant to the Stock Option Plan.

(3) Consists of directors' fees and the $7,514 allocated to Mr. Bodle under Citizens' Simplified Employee Pension Plan, which was terminated in 1997. Does not include amounts attributable to miscellaneous benefits received by Mr. Bodle, the cost of which was less than 10% of his annual salary and bonus.

Stock Option Plan

     The shareholders of LFC adopted the Stock Option Plan at the 1997 Annual Meeting of Shareholders. Pursuant to the Stock Option Plan, 52,900 shares were reserved for issuance by LFC upon exercise of options to be granted to certain directors, officers and employees of LFC and Citizens from time to time under the Stock Option Plan. Options to purchase 38,095 common shares of LFC were granted pursuant to the Stock Option Plan during the fiscal year ended September 30, 1997.

     The Stock Option Committee may grant options under the Stock Option Plan at such times as it deems most beneficial to LFC and Citizens on the basis of the individual participant's responsibility, tenure and future potential to LFC and Citizens and in accordance with the regulations of the Office of Thrift Supervision.

     Options granted to officers and employees under the Stock Option Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted under the Stock Option Plan to directors who are not employees of LFC or Citizens will not qualify under the Code and thus will not be incentive stock options ("Non-Qualified Stock Options").

     LFC will receive no monetary consideration for the granting of options under the Stock Option Plan. Upon the exercise of options, LFC will receive payment of cash or, if acceptable to the Stock Option Committee, common shares of LFC or outstanding awarded stock options.

     The following table sets forth information regarding all grants of options to purchase common shares of LFC made to Mr. Bodle during the fiscal year ended September 30, 1997:

                                                      Option/SAR Grants In Last Fiscal Year
                    Number of Securities        % Of Total Options/SARs
                    Underlying Options/         Granted to Employees in        Exercise or Base
Name                  SARs Granted (#)                1997 Fiscal Year         Price ($/Share)       Expiration Date
----                 -----------------         -------------------------      -----------------      ---------------
John J. Bodle            13,225 (1)                      34.7%                      $15.00           January 30, 2007


----------------------------

(1) The options were granted on January 30, 1997. One-fifth of such options will become exercisable on each anniversary of such grant, commencing January 30, 1998.

     The following table sets forth information regarding the number and value of unexercised options held by Mr. Bodle at September 30, 1997:

                                  Aggregated Option/SAR Exercises in Last Fiscal Year and 9/30/97 Option/SAR Values
                                                           Number of Securities Underlying
                                                             Unexercised Options/SARs at          Value of Unexercisable
                   Shares Acquired on        Value                    9/30/97(#)                  "In The Money" Options/
Name                   Exercise(#)        Realized($)          Exercisable/Unexercisable           SARs at 9/30/97(#)(1)
John J. Bodle              -0-                N/A                     -0-/13,225                        -0-/$9,092


---------------------------

(1) For purposes of this table, the value of the option was determined by multiplying the number of shares subject to unexercised options by the difference between the $15.00 exercise price and the fair market value of LFC's common shares, which was $15.6875 on September 30, 1997, based on the closing bid price reported by Nasdaq.

Management Recognition Plan and Trust

     The shareholders of LFC adopted the MRP at the 1997 Annual Meeting of Shareholders. The MRP purchased 21,160 shares of LFC's common stock, 17,640 of which were awarded to directors, executive officers and employees of LFC and Citizens in January 1997.

     The MRP is administered by the MRP Committee of the Board of Directors of LFC. Subject to express provisions of the MRP, the MRP Committee determines which directors, executive officers and employees of Citizens and LFC will be awarded shares under the MRP and the number of shares to be awarded.

     Unless the MRP Committee specifies a longer period of time, one-fifth of the MRP shares awarded to a recipient will become earned and nonforfeitable on each of the first five anniversaries of the date of the awards. Until shares awarded are earned by the participant, such shares will be forfeited in the event that the participant ceases to be either a director, an officer or an employee of LFC or Citizens. In the event of the death or disability of a participant, however, the participant's shares will be deemed to be earned and nonforfeitable upon such date.

     MRP shares will be distributed as soon as practicable after they are earned. All plan shares which have been awarded but not earned will be voted in the discretion of the MRP Trustee appointed by the MRP Committee.

Director Compensation

     LFC pays no director's fees. Each director of Citizens currently receives a fee of $500 for each meeting of the Board of Directors attended. In addition, each member of Citizens' Executive Committee, Audit Committee and Classification and Fixed Asset Committee receives, respectively, $300, $100 and $100 for each committee meeting attended.

Employment Agreement

     On April 30, 1997, Citizens entered into an employment agreement with Mr. Bodle (the "Employment Agreement"). Citizens has not entered into an employment agreement with any other officer.

     The Employment Agreement provides for a term of three years, a salary of not less than $53,560 and performance review by the Board of Directors not less often than annually. The Employment Agreement also provides for the inclusion of Mr. Bodle in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible.

     The Employment Agreement is terminable by Citizens at any time. In the event of termination by Citizens for "just cause," as defined in the Employment Agreement, Mr. Bodle will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination by Citizens other than for just cause, at the end of the term of the Employment Agreement or in connection with a "change of control," as defined in the Employment Agreement, Mr. Bodle will be entitled to a continuation of salary payments for a period of time equal to the term of the Employment Agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the end of the term of the Employment Agreement or the date on which Mr. Bodle becomes employed full-time by another employer.

     The Employment Agreement also contains provisions with respect to the occurrence of the following within one year of a "change of control": (1) the termination of employment of Mr. Bodle for any reason other than just cause, retirement or termination at the end of the term of the Employment Agreement and
(2) a constructive termination resulting from a change in the capacity or circumstances in which Mr. Bodle is employed or from a material reduction in his responsibilities, authority, compensation or other benefits provided under the Employment Agreement without Mr. Bodle's written consent. In the event of any such occurrence, Mr. Bodle will be entitled to receive an amount equal to three times his average annual compensation for the three taxable years immediately preceding the termination of employment, subject to certain limits. In addition, Mr. Bodle will be entitled to continued coverage under all benefit plans until the earliest of the end of the term of the Employment Agreement or the date on which he is included in another employer's benefit plans as a full-time employee. The maximum which Mr. Bodle may receive under such provisions, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). "Control," as defined in the Employment Agreement, generally refers to the acquisition by any person or entity of the ownership or power to vote 10% or more of the voting stock of Citizens or LFC, the control of the election of a majority of the directors of Citizens or LFC or the exercise of a controlling influence over the management or policies of Citizens or LFC.

Certain Transactions

     Citizens has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. All such loans to executive officers and directors are made in the ordinary course of business, on the same terms and conditions as those of comparable transactions prevailing at the time and in accordance with Citizens'
underwriting guidelines and do not involve more than the normal risk of collectibility or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires LFC's directors and executive officers, and persons who own more than 10% of a registered class of LFC's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish LFC with copies of all Section 16(a) forms they file. Form 3, "Initial Statement of Beneficial Ownership of Securities," required to filed with the SEC within ten days of becoming an executive officer or director, was filed late by Mr. Forrest following his appointment to the Board of Directors. To LFC's knowledge, based solely on a review of the copies of such reports furnished to LFC and written representations that no other reports were required during the fiscal year ended September 30, 1997, LFC's directors and executive officers complied with all other Section 16(a) filing requirements applicable to them.

                              SELECTION OF AUDITORS

     On July 11, 1996, the Board of Directors approved the recommendation of its Audit Committee to change its independent accountant from KPMG Peat Marwick ("KPMG") to Grant Thornton LLP ("Grant Thornton"). No adverse opinion, disclaimer or qualification was contained in KPMG's report for either of the last two fiscal years for which KPMG completed an audit of Citizens' financial statements, nor were such reports modified as to uncertainty, audit scope or accounting principles. Further, there was no disagreement between KPMG and Citizens or Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     The Board of Directors has selected Grant Thornton as the auditors of LFC and Citizens for the current fiscal year and recommends that the shareholders ratify such selection. Management expects that a representative of Grant Thornton will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

     Any proposals of shareholders intended to be included in the proxy statement for the 1999 Annual Meeting of Shareholders of LFC should be sent to LFC by certified mail and must be received by LFC not later than August 14, 1998.

     Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.


                                           By Order of the Board of Directors




                                           John J. Bodle, President

London, Ohio
December 11, 1997

                                 REVOCABLE PROXY

                          LONDON FINANCIAL CORPORATION

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF LONDON FINANCIAL CORPORATION

     The undersigned shareholder of London Financial Corporation ("LFC") hereby constitutes and appoints Edward D. Goodyear and Kennison A. Sims, or either one of them, the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of LFC to be held at the office of The Citizens Loan & Savings Company, located at 2 East High Street, London, Ohio, on January 22, 1998, at 10:00 a.m., Eastern Time (the "Annual Meeting"), all of the shares of LFC which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy
Statement:

     1.   The election of four directors for terms expiring in 2000:

         FOR  all  nominees listed                     WITHHOLD authority to
         below (except as marked                       vote for all nominees
         to the contrary below)                        listed below


                                 John I. Andrix
                                 Rodney A. Bell
                                  John J. Bodle
                               Shirley C. Hansgen



(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).
-------------------------------------------------------------------------------


     2 The ratification of the selection of Grant Thornton LLP as the auditors of London Financial Corporation for the current fiscal year.


                FOR                  AGAINST                    ABSTAIN


     3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.


         Important: Please sign and date this proxy on the reverse side.

     This Revocable Proxy will be voted as directed by the undersigned member. If no direction is given, this Revocable Proxy will be voted FOR proposals 1 and 2.

     All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting of Shareholders of LFC and of the accompanying Proxy Statement is hereby acknowledged.


NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.



Signature                                    Signature


Print or Type Name                           Print or Type Name


Date                                         Date



     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LFC. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.


IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.









                                       2